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                                                                   Exhibit 99.10

[LOGO APPEARS HERE]                                          [LOGO APPEARS HERE]

Investor Contact:                               Media Contact:
Douglas A. Shumate                              Mary Catherine R. Bassett
Senior Vice President                           Weber Shandwick Worldwide
Chief Financial Officer                         404-266-7568
706-385-8150                                    mbassett@webershandwick.com
dshumate@itcdeltacom.com

FOR IMMEDIATE RELEASE

                 ITC/\DELTACOM AND BTI ANNOUNCE MERGER TO CREATE

             SOUTHERN REGION'S LARGEST COMPETITIVE TELECOM CARRIER

  --Welsh, Carson, Anderson, & Stowe Will Make $35 Million Equity Investment--

West Point, Ga. and Raleigh, NC--(July 2, 2003)-- ITC/\DeltaCom, Inc. (ITCD.OB) and BTI Telecom Corp. (BTI) today announced that they have signed a definitive agreement to merge in a transaction that will establish the combined company as the region's largest competitive local exchange carrier (CLEC) with a significantly enhanced competitive position. At the merger closing, Welsh, Carson, Anderson & Stowe (Welsh Carson) will invest $35 million in consideration of a new issue of ITC/\DeltaCom convertible preferred stock. The combined company will operate under the name ITC/\DeltaCom.

The merger will significantly enhance the market position and strengthen the financial profile of the combined company. Entering into 2004, the combined company is expected to have a total revenue run-rate of approximately $630 to $660 million and an improved free cash flow positive position. The combined company will maintain branch offices in approximately 40 markets in the southern United States and will serve more than 50,000 customers. The parties expect the transaction to generate annualized cost savings for the combined company of approximately $40 to $60 million over a three-year period, the majority of which is expected to be achieved by the end of the first year. In addition, the transaction is designed to create new revenue opportunities by combining the network platforms and asset bases of the two companies. The parties expect to complete the transaction by October 2003. Completion of the transaction is subject to regulatory approvals and other customary closing conditions.

"This merger will bring together a wide range of products, expertise and resources to solidify our regional leadership position in the telecommunications industry and to enable us to offer even greater value to our customers, employees

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and investors," said Larry Williams, Chairman and CEO of ITC/\DeltaCom. "The strategic benefits of this transaction will include a strong suite of telecommunications and technology products, access to growth opportunities in new geographic markets, significant cost structure improvements, and greater purchasing power, all factors that will give us enhanced efficiencies in a competitive market."

"Over its 20 year history, BTI has established itself as a preeminent communications provider in the Southeast. During the past few years the company has substantially improved its financial and operating performance, making this the opportune time to create the largest competitive communications provider in the region," said Joe Cece, CEO of BTI. "The economic and operational benefits accruing from the combined assets and revenues of BTI and ITC/\DeltaCom make this merger as compelling as it is exciting."

The new senior management team of the combined company will be led by Larry Williams, Chairman and Chief Executive Officer; Andrew M. Walker, President, Business Services; Jay Braukman, Chief Operating Officer; and Doug Shumate, Chief Financial Officer. Joe Cece, current CEO of BTI, has declined an opportunity to join the team in West Point and is pursuing opportunities in the Triangle area. The combined company will be headquartered in West Point, Ga. Raleigh, NC will continue to be a strong regional focus for the combined company.

Until the merger closing, ITC/\DeltaCom and BTI will continue to operate separately and customers of both companies will experience no change to their existing service arrangements. New or revised customer contracts will not be required as a result of the merger.

"We are very excited about the new opportunities the merger brings," said Thomas
E. McInerney, general partner, Welsh, Carson, Anderson & Stowe. "Combining the strengths of both companies further enhances our previous investments in these leading telecom providers."

Transaction Details

Under the merger agreement, which was approved by the boards of directors of both companies, ITC/\DeltaCom and BTI will merge in an exchange of stock in which ITC/\DeltaCom will issue to BTI stakeholders 7.0 million shares of its common stock and warrants to purchase 3.0 million shares of its common stock at an exercise price of $8.50 per share, and BTI will become a subsidiary of ITC/\DeltaCom. The merger is intended to qualify as a tax-free reorganization. ITC/\DeltaCom will issue the common stock in a private transaction exempt from Securities Act registration.

At the merger closing, Welsh Carson, which currently is a significant stockholder in ITC/\DeltaCom and a majority stockholder in BTI, will invest $35 million in a new issue of ITC/\DeltaCom convertible preferred stock. The preferred stock initially will be convertible into a total of 11.7 million shares of ITC/\DeltaCom common stock at a conversion

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price of $3.00 per share. In addition, Welsh Carson also has committed, at
ITC/\DeltaCom's option and subject to certain conditions, to invest up to $10 million in additional preferred stock on the same terms as the original investment within 15 months after the merger closing. Upon completion of the merger and its $35 million equity investment, Welsh Carson will own a majority of the voting equity in the combined company and will have the right to name four directors to an 11-member board of directors. The remaining seven directors will be the current ITC/\DeltaCom board members.

ITC/\DeltaCom was advised by Morgan Stanley & Co. Incorporated and BNY Capital Markets, Inc. with respect to the transaction. The special committee of independent directors of BTI was advised by Jefferies & Company, Inc.

Investment Community and Media Information

ITC/\DeltaCom and BTI will jointly host a conference call today, July 2, 2003 at 4:00pm ET/3:00pm CT. The dial-in number for the live conference call is 800-743-4791, ID code 1536044. A live Web cast of the conference call will be available at www.itcdeltacom.com and www.bti.com. To access the Web cast, click on the Web cast icon and follow the instructions posted. Please go to the Web site at least 15 minutes early to register, download and install any necessary software. A Web cast replay of the conference call will be available at www.itcdeltacom.com and www.bti.com for 90 days following the announcement.

Fact Sheet

A fact sheet related to the merger is available at http://www.itcdeltacom.com/merger/fact_sheet.php.

ABOUT ITC/\DELTACOM

ITC/\DeltaCom, headquartered in West Point, Ga., provides, through its operating subsidiaries, integrated telecommunications and technology solutions to businesses in the southern United States and is a regional provider of broadband transport services to other communications companies. ITC/\DeltaCom's business communications services include local, long distance, enhanced data, Internet access, managed IP, network monitoring and management, operator services, and the sale and maintenance of customer premise equipment. ITC/\DeltaCom also offers colocation, Web hosting, and managed and professional services. The company operates 36 branch offices in nine states, and its 10-state fiber optic network of approximately 10,088 miles reaches approximately 188 points of presence. ITC/\DeltaCom has interconnection agreements with BellSouth, Verizon, Southwestern Bell and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, and all nine BellSouth states. For additional information about ITC/\DeltaCom, please visit the company's Web site at www.itcdeltacom.com.

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ABOUT BTI

BTI (www.bti.com) is a facilities-based integrated communications provider (ICP) serving primarily small and medium-sized business customers in the southeastern United States since 1983. The company offers a full suite of integrated retail services to business customers, including local, long distance, data, Internet access, frame relay, ATM and other enhanced services. The company also offers wholesale services, including private line and special access services to other telecommunications carriers and end-user customers. BTI has three network operations centers with Alcatel USA 600E digital switches in Raleigh, Atlanta and Orlando. BTI has also successfully deployed 14 Lucent 5E 2000 local switches throughout the Southeast. BTI has a 4,400-mile fiber network across the eastern United States.

Statements contained in this news release regarding ITC/\DeltaCom's expected financial condition, revenues, cash flow and other operating results, cost savings and other potential benefits of its proposed combination with BTI, business strategy and other planned events and expectations are forward-looking statements that involve risks and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITC/\DeltaCom with the Securities and Exchange Commission, including ITC/\DeltaCom's annual report on Form 10-K filed on March 31, 2003, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, which are discussed in ITC/\DeltaCom's filings under the heading "Risk Factors," include dependence on new product development, rapid technological and market change, dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risks factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITC/\DeltaCom's control. ITC/\DeltaCom expressly disclaims any obligation to update any forward-looking statements whether to reflect events or circumstances after the date hereof or otherwise.

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